Exhibit 10.23

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

DATED 6 November, 2011

(1) MAGNETIC SYSTEMS TECHNOLOGY LIMITED

and

(2) SMITH ELECTRIC VEHICLES EUROPE, LTD.

LICENSING AND MANUFACTURING AGREEMENT

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

THIS AGREEMENT is dated 6 November 2011

Parties

(1)                                  MAGNETIC SYSTEMS TECHNOLOGY LIMITED incorporated and registered in England and Wales whose registered office is at 11 Omega Court,350 Cemetery road Sheffield S11 8 FT (Supplier or Magtec as appropriate).

(2)                                  SMITH ELECTRIC VEHICLES EUROPE, Ltd. incorporated and registered in England and Wales whose registered office is at Birtley Road, Washington, Tyne & Wear, United Kingdom NE38 9DA (Customer or Smith).

(3)                                  Collectively Supplier and Smith may be referred to as “Parties” or Individually as “Party”.

Background

(A)                              The Supplier carries on the business of manufacturing and selling the Products.

(B)                                The Supplier and the Customer wish to ensure continuity of supply of the Products and have agreed to enter into this agreement on the terms set out below.

(C)                                The Supplier has developed and owns and has the right to grant licences for industrial designs, manufacturing technology, mechanical design, software design and manufacturing know-how for the Products.

(D)                               The Customer wishes to receive and the Supplier is willing to grant to the Customer, a licence on the terms and conditions set out in this agreement to use those industrial designs in order for the Customer to develop the capacity and ability to manufacture and use the Products as a component part of the End Products.

Agreed Terms

1.                                      Interpretation

1.1                                 The definitions and rules of interpretation in this clause apply in this agreement.

Activation: that point in time when the Product(s) are installed into an End Product and that End Product is switched on and driven under its own power.

Background IPR; the Copyright, the Registered Designs and the Design Rights and any other intellectual property rights subsisting in the Design Documents or any part of the Background Technical Information existing at the Commencement Date.

Background Technical Information: all know-how, experience, drawings, designs, manufacturing instructions, computer programs and all other technical information relating to the manufacture of the Product existing as at the Commencement Date as set out in Manufacturing Data Pack.

Business Day: a day other than a Saturday, Sunday or public holiday in England when banks in London are open for business.

Commencement Date: the date of this agreement.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Copyright: all copyright, database rights and rights in the nature of copyright and database rights in any part of the world to which a Party is, or may become, entitled subsisting in the Design Documents and any documents, or other form of records, recording any part of the Background Technical Information.

Customer IPR: any Intellectual Property of the Customer that exists as of the Commencement Date, and any Intellectual Property that arises or is obtained or developed by, or by a contractor on behalf of, the Customer in respect of the Products in the course of or in connection with its manufacture and use as contemplated under the terms of this agreement.

Customer’s Premises: the address for the Customer as set out at the start of this Agreement or such other place as the Customer trades from and which the Customer shall notify to the Supplier from time to time.

Delivery Point: ex works Supplier.

Design Documents: the items short particulars of which are set out in Schedule 2.

Design Rights: all unregistered community design, design right and rights in the nature of design right in any part of the world, excluding the Registered Designs, to which a Party is, or may become, entitled subsisting in any design recorded or embodied in the Design Documents or any of the Background Technical Information.

End Products: the commercial electric vehicles to be manufactured, supplied and sold by the Customer where each such vehicle has a gross vehicle weight between 7,500 and 33,000 imperial pounds.

Effective Date: the date of this agreement.

Group: in relation to a company, that company, any subsidiary or holding company from time to time of that company, and any subsidiary from time to time of a holding company of that company.

Holding company and subsidiary: mean a “holding company” and “subsidiary” as defined in section 1159 of the Companies Act 2006

Improvement: any improvement, enhancement or modification to the Background Technical Information.

Initial Term: a period of ten (10) Years commencing on the Commencement Date.

Intellectual Property: any patents, rights to inventions, registered designs, copyright and related rights, database rights, design rights, topography rights, trade marks, service marks, trade names and domain names, trade secrets, rights in unpatented know-how, rights of confidence and any other intellectual or industrial property rights of any nature including all applications (or rights to apply) for, and renewals or extensions of such rights and all similar or equivalent rights or forms of protection which subsist or will subsist now or in the future in any part of the world.

Invoice: an invoice raised by the Supplier in accordance with Schedule 3 and clause 12.3 as appropriate.

Manufacturing Data Pack: information relating to the Products in order to provide assistance for the Customer to manufacture the Products set out in Schedule 2 or any other specification agreed in writing between the Parties from time to time.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Market: commercial electric vehicles having a gross vehicle weight between 7,500 and 33,000 imperial pounds.

Prices: the prices for the Products set out in Schedule 3, but excluding any Expenses.

Option: the option granted in favour of the Seller by clause 17.

Option Period: the time during which the Supplier may exercise the Option, as set out in clause 17.

Option Shares: the 30,000 options for common shares of $12.38 (USD) each in the capital of Smith Electric Vehicles US Corp.

Order: an order for Products submitted by the Customer to the Supplier and accepted by the Supplier in accordance with clause 3.

Order Confirmation: an order confirmation document sent by the Supplier to the Customer, agreeing to fulfil the Order.

Order Form: an order form sent by the Customer to the Supplier, requesting the supply of Products or confirming an oral order for Products.

Products: the products, as identified by part number, as set out in Schedule 1 and all modifications, developments and improvements to them as amended from time to time in accordance with clause 2.3.

Quarterly Periods: the three-month periods commencing on 1 January, 1 April, 1 July and 1 October respectively.

Registered Designs: any registered designs which may be granted pursuant to any applications in respect of the Products.

Supplier IPR: any Intellectual Property that arises or is obtained or developed by, or by a contractor on behalf of, the Supplier in respect of the Products in the course of or in connection with its manufacture and use as contemplated under the terms of this agreement.

Territory: Worldwide

Third Party Offer: an offer by a third Party for the entire issued share capital of the Customer.

Unit: A Unit consists of (i) A Supplier traction motor, (ii) A Supplier gearbox, and (iii) A Supplier controller, all as defined and described with their respective part numbers in Schedule 1 of this agreement.

VAT: value added tax imposed in any member state of the European Union pursuant to Council Directive (EC) 2006/112 on the common system of value added tax, and national legislation implementing that Directive or any predecessor to it, or supplemental to that Directive, or any similar tax which may be substituted for or levied in addition to it or any value added, sales, turnover or similar tax imposed in any country that is not a member of the European Union.

Year: the period of 12 calendar months from the date of this agreement and each subsequent consecutive period of 12 calendar months during the Initial Term.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

1.2                                 Reference to a clause, paragraph or schedule is to a clause, paragraph or schedule of or to this agreement, unless the context requires otherwise.

1.3                                 A reference to one gender includes a reference to the other gender.

1.4                                 Words in the singular include the plural and in the plural include the singular.

1.5                                 A reference to a person includes an incorporated or unincorporated body.

1.6                                 A reference to a statute or statutory provision is a reference to it as it is in force for the time being taking account of any amendment, extension, or re-enactment and includes any subordinate legislation for the time being in force made under it.

1.7                                 Unless the context otherwise requires, the words including and include and words of similar effect shall not be deemed to limit the general effect of the words which precede them.

1.8                                 The headings in this agreement are for ease of reference only and shall not affect its construction or interpretation.

2.                                      Sale of the Products

2.1                                 During the Initial Term and subject to the provisions of this agreement, the Supplier shall sell and the Customer shall buy such quantities of the Products as are specified in Schedule 3.

2.2                                 This agreement shall apply to all future arrangements between the Parties for the Supplier to supply and the Customer to buy the Products unless the Parties agree otherwise in writing.

2.3                                 With the Customer’s written consent, not to be unreasonably withheld or delayed, the Supplier may, immediately on giving written notice to the Customer elect to alter the Specification of any of the Products, provided that the alteration does not materially adversely affect the performance, quality or value of the Products.

3.                                      Order Process

3.1                                 When the Customer wishes to place any additional order for Products beyond those ordered in Schedule 3, it shall either send an Order Form to the Supplier or submit orally an order, provided that an order made orally must be confirmed by an Order Form (bearing the additional words “confirmation of oral order”) received by the Supplier within 5 Business Days from the date on which the Customer gave the oral order. Payment terms for the initial 100 Units, as set forth in Schedule A, item 1 shall be pre-paid prior to shipment. Payment terms for the second group of 400 Units, as set forth in Schedule 3, item 2 shall be paid as specified in Schedule 3, All orders shall be consistent with the rolling forecast set forth in clause 3,4. The Supplier shall accept the Order for the quantities set forth in Schedule 3 using an Order Confirmation and such Order Confirmation shall be treated as acceptance of the Customer’s Order. The Supplier shall, at its discretion, accept the Order for quantities in excess of the quantities set forth in Schedule 3 using an Order Confirmation and such Order Confirmation shall be treated as acceptance of the Customer’s Order.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

3.2                                 The Customer shall arrange delivery of the Products in accordance with the provisions of this agreement.

3.4                                 The first 100 Units manufactured by the Supplier shall be delivered as per the schedule set forth in the February 1, 2011 purchase order (PO Number 3959), attached hereto as Exhibit 1. The next 400 Units manufactured by the Supplier shall be shipped from the Supplier to the Customer at a rate of ten (10) Units per week. In the event the Customer wishes to increase the rate of deliver of the Units manufactured by the Supplier or wishes to have the Supplier manufacture more than the 400 units, the Customer shall deliver to the Supplier a proposed shipping schedule and a rolling 6 months forecast of anticipated Product need. The Supplier shall not be contractually bound to increase the rate of delivery of the Product or to manufacture additional Units (over the 400 Units set forth in Schedule 3 of this Agreement), but once the Supplier accepts the purchase order or increase in delivery product, shall be bound by the terms.

3.5                                 With regard to the Products manufactured by the Supplier and supplied to the Customer pursuant to this Agreement, the Supplier warrants that all such Products will conform in all material respects to the Specification of the Products (as set out in Schedule 1) and will be free of defects in: (i) workmanship and/or in design for Units manufactured by the Supplier and (ii) in design for Units manufactured by the Customer, for a period of 12 months from date of use provided always that this period shall not be greater than 18 months from the date of delivery. All other warranties or conditions (whether express or implied) as to quality, condition, description, compliance with sample or fitness for purpose (whether statutory or otherwise) other than those expressly set out in this agreement are excluded from this agreement to the fullest extent permitted by law.

3.6                                 If any third Party alleges that the manufacture, sale or use of the Products or any individual component of the Products infringes upon a patent, copyright or other Intellectual Property right belonging to that third Party, then each Party owning or claiming ownership to the Intellectual Property rights of the alleged infringing Products shall defend, indemnify and hold harmless the other Party and its Affiliates from such claims and any resulting damages and expenses (including reasonable attorneys’, other professionals’ and court fees), This provision will not apply to any Products or components thereof which the other Party alters, modifies or changes in any way without the consent of the other Party or which is sold or used for any purpose other than their originally intended purpose.

3.7                                 Initially, Supplier will provide Smith with 5% additional Units (“Warrantee Units”) at no cost to the Customer (i.e. for each 20 orders Supplier will manufacture 1 additional unit to be held by Smith for warranty use) capped at 20 Units for Smith to hold at their manufacturing plant to be used to replace faulty Products. In the event the Initial Warrantee rate of 5% increases, Supplier agrees to proportionately increase its Warrantee Units. Likewise, in the event the initial warrantee rate of 5% decreases, Supplier may proportionately decrease its Warrantee Units. At the time the Customer commences manufacturing of the Product and the Supplier no longer is manufacturing the Product for sale to the Customer, the Supplier shall, at its option, either manufacture the Product needed to supply the Customer with

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

warrantee Units or pay to the Customer the manufacturing costs of replacement Units during the warrantee period for those Units manufactured by Supplier. In the event the Supplier continues to manufacture Units for the Customer, beyond the 500 Units identified in Schedule 3, the warrantee Units will be maintained for the warrantee period for those Units. At the time the Supplier no longer is manufacturing Units for the Customer and the warrantee period lapses, the Customer shall purchase from the supplier all Warrantee Units remaining in the warrantee inventory at the price of[***]

In the event of a drive line system failure, the Customer shall have the right to use quarantined Warrantee Units to effect an immediate or timely repair, In such an event, Customer shall simultaneously notify Supplier of such event and the Parties agree to adhere to the warrantee process as set forth in Schedule 5 of this agreement. All Warrantee Units will be quarantined within the Customer’s central stores or its authorized service depots and shall be used exclusively for this purpose. At the expiry of the warranty period or termination of this Agreement all Warrantee Units are to be purchased by Customer.

3.8                                 The Parties shall use their respective reasonable endeavours to ensure that all complaints and claims under warranty shall be settled within ninety (90) days from the initial notification. Upon failure of a Unit, the Customer shall make a good faith determination as to the cause of the failure and shall communicate such cause determination to the Supplier. If the failure is due to misuse or abuse, the Supplier shall have no liability for replacement or any cost associated with the repair or replacement of the Unit. If the Customer requests that the Supplier repair the misused Unit, all costs associated with the repair shall be borne by the Customer and a Return Merchandise Authorization (“RMA”) must be obtained from the Supplier. Upon initial notification of defective Product, Supplier shall issue to the Customer a RMA number to be used as the reference number for the returned component(s). The defective component(s), accompanied by a defect report and assigned RMA number, must then be shipped as directed by Supplier, at Supplier’s cost. The Supplier reserves the right to inspect the defective component(s) on their return in order to determine the origin of the fault, and if the defect is found not to be covered by this warranty, Customer shall reimburse the Supplier for the cost of shipment and any costs associated with repair (Customer must authorize). If the defect is found to be covered by this warranty, Supplier shall reimburse the Customer for the cost of the in-field diagnosis, shipping costs, and repair costs, which shall not exceed [***] which is inclusive of all labour, travel and subsistence costs incurred by the Customer. A copy of a flow chart relating to the warranty returns procedure is set out in Schedule 5.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

4.                                      Supplier will train smith service team and make available supplier staff to discuss service/warranty issues the cost of training to be reimbursed to supplier. Alt warranty issues are to be communicated to supplier as soon as is practicable to determine if the problem/fault is due to a warranty issue or one which can be resolved as a routine service issue or by way of minor repair without the need to use the replacement units.

5.                                      Delivery of the Products

5.1                                 Delivery of the Products shall take place at the Delivery Point.  Acceptance of any change to the Delivery Point requested by the Customer shall be at the Supplier’s sole discretion and the Customer shall be liable for any additional Expenses incurred by the Supplier as a result of such change. The Customer shall be responsible for arranging all export documents as are necessary in relation to the Products.

5.2                                 Delivery or performance dates in relation to the supply by the Supplier of Products are as set forth in section 3.4 and approximate only and, time is not of the essence for delivery of the Products. The Supplier may effect delivery in one or more instalments, but shall use due diligence to ship quantities consistent with the time schedule set forth in section 3.

5.3                                 The Customer shall, within thirty days of the delivery of the Products to Customer’s facility, give written notice of rejection to the Supplier on account of any defect by reason of which the Customer alleges that the Products delivered do not comply with the Warranty and which was apparent on reasonable inspection. In the event a Unit or component of a Unit is defective, Supplier shall make arrangements for and be responsible for shipping associated with its return and replacement.

5.4                                 If the Customer fails to give notice as specified in clause 5.3 then, any defect which is one which would be apparent on reasonable visual inspection (“Overt Defect”), shall be presumed to comply with the Specifications and, accordingly, the Customer shall be deemed to have accepted such Overt Defect and the Supplier shall have no liability to the Customer with respect to that Overt Defect (except in relation to liability for any latent defects).

5.5                                 If the Customer rejects any delivery of the Products which do not comply with the Warranty, subject to clause 3.7 the Supplier shall, within thirty days of the Supplier accepting that the Products do not comply with the Warranty notify the Customer that it shall supply replacement Products which comply with the Warranty within 30 Business Days of sending such notice, in which event the Supplier shall be deemed not to be in breach of this agreement or have any liability to the Customer for the rejected Products.

5.6                                 The Customer is responsible for obtaining, at its own cost, such import licences and other consents in relation to the Products as are required from time to time and, If required by the Supplier, the Customer shall make those licences and consents available to the Supplier prior to the relevant shipment. The Supplier shall provide all needed documentation required to ship, Insure, and export/import the Product to the Customer.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

6.                                      Title and Risk

6.1                                 Risk in and responsibility for the Products shall pass to the Customer once they have been delivered to the carrier appointed, at the Delivery Point, to deliver the Products and the carrier has accepted the Products for shipment.

6.2                                 In regard to Products manufactured by the Supplier, ownership of the Products shall pass to the Customer upon payment of the Product shipped. In regard to Products manufactured by the Customer, Customer shall have ownership of the Products. Until ownership of the Products passes to the Customer, the Customer shall insure such Products for an amount at least equal to its Price. Any proceeds of the Insurance policy paid to Smith for a loss to the Products or Prototypes shall be paid to the Supplier together with any other sums required to compensate Supplier for such loss.

6.3                                 For Products not paid for, the Customer shall lose its rights to possession and resale of the Products if;

(a)               the Customer becomes subject to any of the events in clause 18.2(b) to clausel8.2(h); or

(b)              this agreement terminates and the Customer does not pay all outstanding amounts under this agreement within 30 days.

6.4                                 In the event of an occurrence as set forth in clauses 18.2(b) to clause I8.2(i) should occur, The Customer grants to the Supplier an irrevocable licence for the Supplier, its agents and employees to enter any premises where the goods of the Customer are stored to ascertain whether any Products are stored there and to inspect, count and recover them as permitted by United States Law.

7.                                      Grant of Licence

7.1                                 In consideration of the licence granted in this clause, the Customer agrees to pay to the Supplier the Royalties and fees as set out in Clause 12 and Schedule 4 of this Agreement. The Supplier will assist the Customer in developing its facility to manufacture the Products in the Territory and hereby grants to the Customer an exclusive non-transferable worldwide licence of the Supplier’s Background IPR in relation to the manufacture and use of the Products for use solely as a component part of the End Products, for the manufacturing, assembling, use, promotion, and sale of the End Product, for the term of this agreement provided always that this Licence does not include any licence relating to the design and or manufacture of magnetising tooling or automated winding equipment and related equipment. However, the Supplier agrees to provide the Customer with information relating to the magnetising tooling and automated winding equipment and related equipment to ensure that Supplier can properly complete the entire manufacturing process of the Products. The Supplier agrees that it shall not disclose or promote that the Customer is or has used the Supplier’s Background IP.

7.2                                 Within 60 days of the Commencement Date, the Supplier shall make available to the Customer (i) such of its Background Technical Information, Background IPR, and, Know-How as is needed and reasonably necessary, for the manufacture of the

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Products by the Customer in the Territory and (ii) Supplier’s instructions as set forth in Schedule 2. In the intervening 60 days, the Supplier agrees to assist the Customer in regard to: (i) on-site (Supplier’s facility) training, (iii) manufacturing process review, and (iii) development of an implementation plan for Customer manufacturing.

7.3                                 The Supplier hereby consents to the Customer branding the Products manufactured by the Customer in the Territory. Supplier agrees not to publically promote or disclose that the Smith branded Product is, in whole or in part, a Supplier component or derivative of the Supplier’s Background IP.

7.4                                 The Background Technical Information supplied by the Supplier pursuant to clause 7.2 shall be used by the Customer only for the purpose of the manufacture and use of the Products and shall be subject to the provisions of clause 10.

7.5                                 In addition to the supply of the Background Technical Information the Supplier shall provide the Customer with such technical advice and assistance in connection with the manufacture of the Products as the Parties consider reasonably necessary provided that the Customer shall reimburse the Supplier at a rate of [***] per hour in respect of each Supplier employee with over 5 years of engineering experience and [***] per hour for Supplier employees with 5 years or less of engineering experience (such rates to be reviewed and agreed annually by the Parties) together with all expenses incurred by the Supplier in connection therewith.

8.                                      Quality Control

8.1                                 The Customer shall, in exercising its rights under clause 6 of this agreement, comply with the specifications, standards and directions relating to the Product as notified in writing by the Supplier from time to time and with all applicable laws, regulations and codes of practice.

8.2                                 Each Party shall promptly provide the other Party with copies of all communications, relating to the Background IPR or the Products, with any regulatory, industry or other authority.

9.                                      Improvements

9.1                                 If either Party makes, devises, discovers, or otherwise acquires rights in any Improvement, such Party shall, to the extent that it is not prohibited by law, promptly notify the other Party in writing, giving details of the Improvement and shall, if the other Party so requests, provide such further information as reasonably required to be able to effectively evaluate the Improvement.

9.2                                 Information provided under clause 9.1 shall be subject to the provisions of clause 10.

9.3                                 To the extent that any Customer IPR is created by the Customer in respect to Improvements in relation to the Products it shall vest in and be owned absolutely by the Customer and the Customer shall grant to the Supplier a non-exclusive, royalty-free, non-transferable, worldwide right and licence to exploit such Customer IPR in connection with the production, manufacture, distribution, marketing, selling,

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

advertising and promotion of the Products for non-competing purposes, i.e. outside of the Market. The Supplier shall not have any right to use or market such improvements using the Smith brand or to promote or advertise such Improvements are associated with the Customer. For purposes of clarity, Improvements do not include systems, components, or IP that are not a Product, as defined in Schedule 1, but that may affect or enhance the Product.

9.4                                 To the extent that any Supplier IPR arises or is obtained in respect of Improvements in relation to the Products it shall vest in and be owned absolutely by the Supplier and the Supplier shall grant to the Customer an exclusive, non-transferable worldwide right and licence to exploit such Supplier IPR in connection with the production, manufacture, distribution, marketing, selling, advertising and promotion of the Products.

10.                               Confidentiality

10.1                           The Parties shall each keep secret and confidential:

(a)               the terms of this agreement; and

(b)              the Background Technical Information; and

(c)               any information (whether or not technical) of a confidential nature communicated to it by the other, either preparatory to, or as a result of, this agreement,

and shall not use the same for any purpose except for the purpose of exercising or performing its rights and obligations under this agreement and shall not disclose the same to any person other than any of its officers, employees, or subcontractors, as defined in Section 10, directly or indirectly concerned in the manufacture, use of the Products or its professional advisors, provided that prior to disclosure to any such officer, employee or professional advisor it informs such person of the confidential nature of the information and is responsible for such person’s compliance with the confidentiality obligations set out in this clause 10 and, if necessary, shall promptly enforce such obligations either on its own motion or at the request of the other party.

10.2                           The provisions of clause 10.1 shall not apply to such know-how and information that:

(a)               was known, or available on a non-confidential basis, to a Party before it was disclosed to it by the other party;

(b)              is or becomes generally available to the public (otherwise than through a breach of this clause 10);

(c)               the Parties agree in writing is not confidential or may be disclosed;

(d)              a Party is required to disclose by law, court order or any governmental or regulatory authority provided that, to the extent it is legally permitted to do so, it gives the other Party as much notice of such disclosure as possible and takes into account the reasonable requests of the other party in relation to the content of such disclosure; or

(e)               was developed independently by the Customer or the Supplier.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

10.3                           The provisions of this clause 10 shall remain in force notwithstanding the expiry or earlier termination of this agreement.

11.                               Sub-licensing and Subcontracting

11.1                           Neither Party shall grant sub-licences under this agreement, except as set out in Clause 11.2 below.

11.2                           The Customer shall be entitled to subcontract the manufacture of the Products, if the manufacturing of the Product occurs within the United States of America, Malaysia, or the European Union, and shall have the right to manufacture in any other location with the written consent of the Supplier, which shall not be unreasonably withheld; provided always that the Customer will not subcontract without the prior written approval of the Supplier, which will not be unreasonably with held, the manufacture of the MB.800.016.00 traction motor as defined in Schedule 1. If the manufacturing of the Product is to occur outside of those territories referenced above, the Customer shall be entitled to subcontract the manufacture of the Products only upon written approval of the Supplier, which shall not be unreasonably with held, The customer agrees to keep the Supplier informed of subcontractors being used by the Customer in the production of the Product, and to require the execution of a confidentiality/non-disclosure, non-use agreement with all subcontractors manufacturing the Product or any part thereof.

12.                               Prices, Royalties and Payment

12.1                           The Customer shall pay the Supplier for the Products supplied by the Supplier in accordance with the provisions of this clause Schedule 3 of this Agreement.

12.2                           The Customer shall pay to the Supplier royalties of the End Products calculated in accordance with Schedule 4 upon the Activation of the Unit by the Customer or the Customer’s subcontractors or agents (as appropriate) and paid in accordance with the provisions of clause 12.3. For purposes of clarity, in the event the vehicle’s performance failure is un-related to the design of the Product, Royalties for that Unit will be due and payable.

12.3                           Royalties payable under this agreement shall be paid within 30 days of the end of each successive Quarterly Period, and shall be paid in pounds sterling.

12.4                           Royalties and any other sums payable under this agreement shall be paid in pounds sterling to the credit of a bank account to be designated in writing by the Supplier.

12.5                           In regard to the first five hundred (500) Units, as set forth in Schedule 3, Supplier shall secure a tax treaty exemption for Products sold to the Customer. In the event such tax treaty exemption is not obtainable, all amounts of money referred to in this agreement shall be interpreted as being amounts exclusive of value added tax, any similar sales tax or any tax that replaces such sales taxes. Any such tax payable in relation to any such amounts shall be paid in addition to those amounts. If the Customer is required under any applicable law to withhold or deduct any amount from the payments due to the Supplier, the Customer shall increase the sum it pays to the Supplier by the amount necessary to leave the Supplier with an amount equal to the sum it would have received if no such withholdings or deductions had been made.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

12.6                           If at any time during the Initial Term the pounds sterling ceases to be legal tender in England, Royalties shall be paid in Euros. All amounts due to the Supplier under this agreement shall become due immediately if this agreement is terminated despite any other provision.

12.7                           The time for payment shall be of the essence and no payment shall be deemed to have been made until the Supplier has received payment in cleared funds.

12.8                           If the Customer does not make payment on or before the date on which it is due, Interest shall be payable on the overdue amount at the rate which is 2% per annum above the Bank of England base lending rate from time to time. Interest shall be payable at this rate both before and after any judgment is made against the Customer until the date on which payment in cleared funds is received in full, including all accrued interest.

12.9                           The Customer shall make all payments due under this agreement without any deduction by way of set-off, counterclaim, discount or otherwise unless the Customer has a valid court order from a court in England and Wales requiring an amount equal to or more than such deduction to be paid to the Supplier by the Customer, or unless such rights relied on cannot be excluded by the law of England and Wales or the insolvency laws of the jurisdiction in which the Customer is resident.

13.                               Royalty Audits

13.1                           At the same time as payment of royalties falls due, the Customer shall submit or cause to be submitted to the Supplier a statement in writing recording the calculation of such royalties payable, and in particular:

(a)               the Quarterly Period for which the royalties were calculated;

(b)              the number of End Products for which Royalties are due, as defined in section 12.2, during the Quarterly Period;

(c)               the amount of royalties due and payable; and

(d)              any other particulars the Supplier may reasonably require.

13.2                           The Customer shall keep proper records and books of account showing the number of Products manufactured, Such records and books shall be and be open during normal business hours to inspection and audit by the Supplier (or its authorised representative), who shall be entitled to take copies of or extracts from the same. If such inspection or audit should reveal a discrepancy in the royalties paid from those payable under this agreement, the Customer or Supplier shall immediately make up the shortfall and reimburse the Customer or Supplier in respect of any professional charges incurred for such audit or inspection. Such right of inspection of the Supplier shall remain in effect for a period of two years after the termination of this agreement.

13.3                           The provisions of this clause 12 shall remain in effect notwithstanding termination or expiry of this agreement until the settlement of all subsisting claims by the Supplier.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

14.                               Protection of the Background IPR and Background Technical Information

14.1                           The Customer and the Supplier shall immediately notify the other Party in writing giving full particulars if any of the following matters come to its attention:

(a)               any actual, suspected or threatened Infringement of any of the Background IPR;

(b)              any actual, suspected or threatened unauthorised disclosure, misappropriation or misuse of the Background Technical Information;

(c)               any claim made or threatened that exploitation of any of the Background IPR or the Background Technical Information Infringes the rights of any third Party;

(d)              any person applies for, or is granted, a registered design by reason of which that person may be, or has been, granted, rights which conflict with any of the rights granted to the Customer or Supplier under this agreement;

(e)               any application is made for a licence of right under any Design Right; or

(f)                 any other form of attack, charge or claim to which the Background IPR or Background Technical information may be subject.

14.2                           In respect of any of the matters listed in clause 14.1:

(a)               the affected Party shall, in its absolute discretion, decide what action if any to take, if any;

(b)              the affected Party shall have exclusive control over, and conduct of, all claims and proceedings;

(c)               the unaffected Party shall not make any admissions other than to the Supplier and shall provide the Supplier with all assistance that it may reasonably require in the conduct of any claims or proceedings; and

(d)              the affected Party shall bear the cost of any proceedings and shall be entitled to retain all sums recovered in any action for its own account.

14.3                           The provisions of sections 101, 101A and 234 of the Copyright, Designs and Patents Act 1988, lock up and section 24(F) of the Registered Designs Act 1949 (or equivalent legislation in any jurisdiction), are expressly excluded. In the event the Supplier fails to protect the Customer’s full rights and redress under these provisions, the Customer, at its cost, upon written notification to the Supplier, shall have the rights as provided in the foregoing provisions of this clause. Likewise, In the event the Supplier fails to protect the Customer’s full rights and redress in the United States of America or elsewhere (where the foregoing provisions in this clause are inapplicable), the Customer, at its cost, upon written notification to the Supplier, shall have the right to prosecute and defend its rights. However, Customer, at its cost, shall take all actions contemplated by these provisions on behalf of the Customer upon Customer’s request to fully assure Smith having full rights and redress under these provisions.

15.                               LIABILITY, INDEMNITY AND INSURANCE

15.1                           The Customer shall indemnify the Supplier and keep the Supplier indemnified from and against all liabilities, costs, expenses, damages or losses (each a Claim)

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

suffered or incurred by the Supplier arising out of or in connection with the Customer’s exercise of its rights granted under this agreement, any breach by the Customer including any product liability claim relating to Product manufactured, supplied or put into use by the Customer or any of its customers.

15.2                           The Supplier shall indemnify the Customer and keep the Customer indemnified from and against all liabilities, costs, expenses, damages or losses (each a Claim) suffered or incurred by the Customer arising out of or in connection with the Supplier’s exercise of its rights granted under this agreement, any intellectual property right or patent infringement claim by a third party concerning the Products, including any product liability claim relating to Product manufactured, supplied or put into use by the Supplier or its customers.

15.3                           The Parties shall, at their expense, carry product liability and comprehensive general liability insurance coverage of $5 million (USD) increasing annually in accordance with the UK Retail Prices Index in order to meet any liability in clauses 15.1 and 15.2 above. The Parties shall use their respective reasonable endeavours to ensure that such insurance policies names the other Party as co-insured and remain in effect throughout the duration of this agreement and for a period of 3 years after termination or expiry of the agreement, and shall supply the other Party with a copy of such policy on request.

15.4                           Nothing in this agreement shall have the effect of excluding or limiting any liability for death or personal injury caused by negligence or for fraud.

16.                               Additional Parties obligations

16.1                           The Customer shall:

(a)               Promote the Products as being used only for the purpose for which they were intended;

(b)              obtain at its own expense all licences, permits and consents necessary for the provision of the Products;

(c)               only make use of the Supplier’s Background IPR for the purposes authorised in this agreement; and

(d)              obtain any government approval required for this Agreement in the country of the Customer before the Effective Date, and shall provide copies of such approval.

16.2                           The Parties shall comply with all regulations and practices in force or use to safeguard the Party’s rights in the Background IPR.

16.3                           The Customer shall not, directly or indirectly assist any other person to do, or omit to do, anything to diminish the rights of the Supplier in the Background IPR:

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

16.4         The Parties acknowledge and agree that the exercise of the licence granted to the Customer under this agreement is subject to all applicable laws, enactments, regulations and other similar instruments in the United States of America, and the Customer understands and agrees that it shall, at all times, be solely liable and responsible for such due observance and performance.

17.          Grant of Options

17.1         The Customer hereby grants to the Supplier an option to acquire the Option Shares on the terms set out in this agreement.

17.2         Supplier will be issued stock options in a separate stock option or incentive plan (Stock Option Agreement) which will provide 30,000 stock options in the Company as further defined in said Stock Option Agreement. In regard to said Options, upon the closing of the Company’s initial public offering of common stock pursuant to a registration statement filed with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), the Supplier shall have 24 hours to either; (i) forego the options in their entirety, at which time they shall be null and void (“Void Options”) or (ii) accept said option, which shall be automatically vested and shall be subject to said Stock Option Agreement (“Accept Options”). The Customer shall notify the Supplier of the time of the closing of the public offering by email at the following email address: m.jenkins@magtec.co.uk. Supplier shall provide the Customer with its choice at the following email address: bryan.hansel@smithelectric.com. The exercise price for the Supplier’s Options shall be $12.38 (USD). Supplier agrees to execute the Stock Option Agreement contemporaneously with execution of this agreement.

18.          Duration and Termination

18.1         This agreement shall commence on the Commencement Date and, subject to the provisions of this clause 18, shall continue until the expiry of the Initial Term, At the expiry of the Initial Term this agreement will continue thereafter until terminated on 12 months written notice by either Party or otherwise by reason of breach set out in 18.2 below,

18.2         Either Party may terminate this agreement by giving written notice to the other Party if any of the following events occurs:

(a)     the other Party commits a breach of this agreement which (in the case of a breach capable of remedy) has not been remedied within 30 days of the receipt by the other of a notice specifying the breach and requiring its remedy; or

(b)     a winding-up order or bankruptcy order is made against the other Party; or

(c)     the other Party passes a resolution or makes a determination for it to be wound up (without 3 declaration of solvency/except for the purposes of amalgamation or reconstruction, the terms of which have been previously approved in writing by the other Party); or

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

(d)     the other Party has appointed to it an administrator or an administrative receiver; or

(e)     an Incumbrancer takes possession, or a receiver, manager or administrative receiver is appointed, of the whole or any part of the other Party’s assets;

(f)      the other Party ceases or suspends payment of any of its debts, or is unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986; or

(g)     any arrangement, compromise or composition in satisfaction of its debts is proposed or entered into; or

(h)     the other Party ceases to carry on business; or

(i)      any event analogous to those described in clause 18.2(b) to clause 18.2(h) occurs in relation to the other Party in any jurisdiction in which that other Party is incorporated, resident or carries on business.

(j)      In the event of an occurrence as set forth in clauses 18.2(b) to clause 18.2(h) should occur, the Supplier shall be entitled (at its option) to cancel any Orders which have not yet been delivered.

18.3         On termination of this agreement for any reason and subject as otherwise provided in this agreement to any rights or obligations that have accrued before termination, neither Party shall have any further obligation to the other under this agreement.

19.          Effect of Termination

19.1         On expiry or termination of this agreement for any reason and subject to any express provisions set out elsewhere in this agreement:

(a)     all outstanding sums payable by the Customer to the Supplier shall immediately become due and payable;

(b)     all rights and licences granted pursuant to this agreement shall cease;

(c)     the Customer and Supplier shall cease the exploitation of the other Party’s Background IPR, the Background Technical Information;

(d)     the Customer shall co-operate with the Supplier in cancelling any registrations of this licence and shall execute such documents and do all acts and things as may be necessary to effect such cancellation; and

(e)     the Party having a license to use (Using Party) the other Party’s Background Information (Owning Party) shall return promptly to the owning Party at the Using Party’s expense all records and copies of the Owning Party’s Background Technical Information and technical and promotional material in its possession relating to the Products, and of any information (whether or not technical) of a confidential nature communicated to it by the Owning Party, either preparatory to, or as a result of, this agreement, to the extent such material remains confidential.

19.2         On expiry or termination of this agreement for any reason other than termination by the Supplier under any right provided by clause 19.1 the Customer shall have the right to dispose of all stocks of Products in its possession and all Products in the course of manufacture at the date of termination, provided that any royalty payable

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

under the provisions of clause 11 (as if such stocks were supplied at the date of termination) is paid to the Supplier within 90 days after termination.

19.3         The expiry or termination of this agreement for any reason shall not affect any provision of this agreement which is expressed to survive or operate in the event of expiry or termination and shall be without prejudice to the provisions of this clause 19 and to any rights of either Party which may have accrued by, at or up to, the date of such expiry or termination.

20.          Hiring of Employees

The Customer and the Seller hereby agree that they will not during the term and for a period of two years following termination of this agreement hire any employee or encourage or induce any employee to leave the employ of either Party whether such person is to be employed by that Party or by any other third Party.

21.          Inadequacy of Damages

Without prejudice to any other rights or remedies that the either Party may have, the Parties acknowledge and agree that damages alone would not be an adequate remedy for any breach of the terms of this agreement by either Party. Accordingly, either Party shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the terms of this agreement.

22.          Force Majeure

22.1         Neither Party shall be liable to the other, or be deemed to be in breach of this agreement, by reason of any delay in performing, or failure to perform, any of its obligations under this agreement if the delay or failure was beyond that Party’s reasonable control (including without limitation fire, flood, explosion, epidemic, riot, civil commotion, any strike, lockout or other industrial action, act of God, war, warlike hostilities or threat of war, terrorist activities, accidental or malicious damage and any prohibition or restriction by any government or other legal authority which affects this agreement and which is not in force on the date of this agreement).

22.2         A Party claiming to be unable to perform its obligations under this agreement (either on time or at all) in any of the circumstances set out in clause 22.1 shall notify the other Party of the nature and extent of the circumstances in question as soon as practicable.

22.3         This clause 22 shall cease to apply when such circumstances have ceased to have effect on the performance of this agreement and the Party affected shall give notice to the other Party that the circumstances have ceased.

22.4         If any circumstance relied on by either Party for the purposes of this clause 22 continues for more than 30 days, the other Party shall be entitled to terminate this agreement by giving one month’s notice.

23.          Entire Agreement

23.1         This agreement constitutes the entire agreement between the Parties in connection with its subject matter and supersedes any previous agreement,  warranty,

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

statement, representation, understanding or undertaking (in each case whether written or oral) given or made before the date of this agreement by or on behalf of the Parties and relating to its subject matter.

23.2         Neither Party has relied on any statement, representation, agreement, understanding or promise made by the other except as expressly set out in this agreement.

24.          Waiver of Rights Based on Misrepresentation

24.1         Each Party unconditionally waives any rights it may have to claim damages against the other on the basis of any oral or written statement made by the other or by its legal advisers (whether made carelessly or not) that is not set out or referred to in this agreement (or for breach of any warranty given by the other not so set out or referred to), unless such statement or warranty was made or given fraudulently.

24.2         Each Party unconditionally waives any rights it may have to seek to rescind this agreement on the basis of any statement made by the other (whether made carelessly or not), unless such statement was made fraudulently.

25.          Limitation of Liability

25.1         Neither Party shall be liable to the other Party for:

(a)     any indirect, special or consequential loss or damage; or

(b)     loss of data or other equipment or property; or

(c)     economic loss or damage; or

(d)     incurring of liability for loss or damage of any nature whatsoever suffered by third parties (including in each case incidental and punitive damages); or

(e)     any loss of actual or anticipated profit, interest, revenue, anticipated savings or business or damage to goodwill,

even if the other Party is advised in advance of the possibility of any such losses or damages.

25.2         The Supplier shall not be liable for any losses arising from the Customer’s subsequent use or misuse of the Products including (without limitation);

(a)     Normal wear and tear, so long as such wear and tear does not result in the Product failing to perform under ordinary use;

(b)     wilful damage;

(c)     the Customer’s negligence, or that of its agents or employees, or any failure to follow the Supplier’s instructions as to use of the Products;

(d)     abnormal working conditions beyond those referred to in the Specification; and

(e)     any alteration or repair of the Products by any manufacturing process or otherwise not done using standard servicing or manufacturing standards or with the consent of the Supplier, save for any latent defect which means that the

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Product did not comply with the Specification when manufactured by the Supplier.

25.3         The Customer acknowledges and agrees that the Prices reflect the limitations of liability contained in this agreement

26.          Assignment

This Agreement may not be assigned by either Party without the prior written consent of the other Party, which shall not be unreasonably withheld or delayed, except that either Party may assign this Agreement to a wholly owned subsidiary or to a successor in connection with a merger, consolidation or sale of all or substantially all of such Party’s business related to this Agreement, provided that such successor agrees in writing to assume and be bound by all the provisions of this Agreement.

27.          Disputes

27.1         Subject as may be provided elsewhere in this agreement, all disputes, differences or questions arising in relation to this agreement shall be referred in the first instance to the managing director of the Supplier and the CEO of the Customer, who shall meet together and attempt to settle the dispute between themselves (acting in good faith) within one calendar month.

27.2         If the managing director and the CEO fail to resolve the matter within one calendar month, then either Party may refer the dispute to an appropriate court or tribunal, or may (at its discretion) opt for mediation (in which case such an election shall bind the other Party until a conclusion is made or the mediator rejects the case).

27.3         Any reference to mediation shall be made in accordance with the procedures of the Centre for Effective Dispute Resolution (CEDR). The mediation shall be conducted by a single mediator appointed by the Parties or, if the Parties are unable to agree on the identity of the mediator within fourteen (14) days after the date of the request that the dispute be resolved by mediation, or if the person appointed is unable or unwilling to act, the mediator shall be appointed by CEDR on the application of either Party. The mediation shall be conducted in English at the offices of CEDR in London, Mediation is without prejudice to the rights of the Parties to the injunctive relief or to the rights of the Parties in any future proceedings.

28.          Cumulative Remedies

Each right or remedy of the Parties under this agreement is without prejudice to any other right or remedy of the Parties, whether or not such rights or remedies are set out in this agreement.

29.          No Partnership or Agency

Nothing in this agreement shall create, or be deemed to create, a partnership, joint venture or legal relationship of any kind between the Parties that would impose liability upon one Party for the acts or failure to act of the other Party, or authorise either Party to act as agent for the other. Save where expressly stated in this agreement, neither Party shall have the authority to make representations, act in the name or on behalf of or otherwise bind the other.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

30.          Costs

Except as otherwise provided in this agreement, each Party shall pay its own costs and expenses in relation to the negotiation, preparation, execution and implementation of this agreement.

31.          Severance

The invalidity, illegality or unenforceability of any provision of this agreement, or a provision in any other agreement which is identical to one in this agreement, shall not affect the other provisions and the agreement shall be given effect as if the invalid, illegal or unenforceable provision had been deleted, unless the provision so affected is so fundamental to the agreement that one or more of the essential elements of the contract is removed and replaced with a provision with a similar economic effect to that intended by the Parties if this can be achieved by another clause.

32.          Counterparts

32.1         This agreement may be executed in any number of counterparts and by the Parties on separate counterparts, but shall not be effective until each Party has executed at least one counterpart.

32.2         Each counterpart, when executed, shall be an original, but all counterparts shall together constitute one and the same instrument.

33.          Further Assurance

Either Party shall, at the request and cost of the other, use all reasonable endeavours to do or procure the doing of all such further acts, and execute or procure the execution (as a deed or otherwise) of all such documents, as may from time to time be necessary to give full effect to this agreement and to vest in the requesting Party the full benefit of the assets, rights and benefits to be transferred to the requesting Party under this agreement.

34.          Amendment and Waiver

34.1         No variation of this agreement shall be effective unless it is made in writing, refers specifically to this agreement and is signed by both of the Parties.

34.2         No waiver of any term, provision or condition of this agreement shall be effective, except where it is clearly made in writing and signed by the waiving Party. No waiver of any particular breach of this agreement shall be held to be a waiver of any other or subsequent breach.

34.3         No omission or delay on the part of any Party in exercising any right, power or privilege under this agreement shall operate as a waiver by it or of any right to exercise it in future or of any other of its rights under this agreement.

34.4         The rights and remedies arising under, or in connection with, this agreement are cumulative and, except where otherwise expressly provided in this agreement, do not exclude rights and remedies provided by law or otherwise.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

35.          Third Party Rights

No person who is not Party to this agreement shall have any right to enforce any term of this agreement.

36.          Notices

36.1         Any notice or other communication to be given under this agreement shall be in writing and may be delivered by hand or sent by pre-paid post (by airmail post if to an address outside the country of posting) or fax to the relevant Party at that Party’s registered office or last-known trading address and marked for the attention of the directors.

36.2         Any notice or document shall be deemed served:

(a)     if delivered by hand, at the time of delivery unless delivered after 5.00 pm in which case they shall be given on the next day (other than Saturday or Sunday) on which the banks are ordinarily open for business in the City of London (Working Day); and

(b)     if posted, two Working Days after posting (five Working Days if sent by airmail post).

36.3         Notices under this agreement shall not be validly served by e-mail.

37.          Survival of Obligations

Any of the provisions of this agreement that are expressed to take effect in whole or in part on or after termination, or are capable of having effect after termination, shall remain in full force and effect despite termination.

38.          Governing Law and Jurisdiction

38.1         This agreement shall be governed by and construed in all respects in accordance with English law. The International rules for the interpretation of trade terms prepared by the International Chamber of Commerce (Incoterms) shall apply but where they conflict with this agreement, this agreement shall prevail.

38.2         Subject to clause 26 and clause 37.3, the Parties submit to the exclusive jurisdiction of the courts of England and Wales and agree that, in respect of proceedings in England and Wales and in any other jurisdiction, process may be served on either of them in the manner specified for notices in clause 35.

38.3         Nothing in this clause 37 shall limit the right of the Supplier to take proceedings against the Customer in any other court of competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdiction preclude the Supplier from taking proceedings in any other jurisdiction, whether concurrently or not, to the extent permitted by the law of such other jurisdiction.

38.4         It is the Customer’s obligation to acquaint itself and to comply with all applicable requirements and restrictions imposed by law or by governmental and other authorities or corporations relating to the possession, use, import, export, or resale of the Products. It is the Customer’s obligation to ensure that no Products are exported or imported in violation of the laws of any jurisdiction into or through  which the Products are transported during the course of reaching the Customer’s

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

warehouse. Where necessary, the Customer shall inform the Supplier at a reasonable time before delivery of any documents which it is necessary for the Supplier to provide in order to allow export of the Products in compliance with the laws of any relevant jurisdiction. The Supplier shall fully cooperate in supplying all needed documentation for shipping and importing/exporting.

38.5         The rights set out in this clause 37 are in addition to any other manner of service permitted by law at the time when service is made.

38.          Other

38.1         Press Releases. No Party shall originate any publicity, news release or other public announcement, written or oral, whether relating to this Agreement or any arrangement between the Parties, without the prior written consent of the other Party, except to the extent such publicity, news release or other public announcement is required by law. Neither Party shall use the name of the other for advertising or promotional claims without the prior written consent of the other Party, which shall not be unreasonably withheld or delayed.

38.2         The Supplier agrees that in the event that it receives an offer to sell a controlling interest in its shares or the majority of its business from a competitor of the Customer that it will give the Customer an option to purchase the shares or the business at a price equal to that offered by any such competitor provided always that it is after any pre-emption rights that Rolls Royce Plc may have.

This agreement has been entered into on the date stated at the beginning of it.

Signed for and on behalf of MAGNETIC SYSTEMS TEHCNOLOGY LIMITED

Signature	/s/ Marcus Jenkins

Name	Marcus Jenkins

Director/authorised signatory

Signed for an on behalf of SMITH ELECTRIC VEHICLES EUROPE, Ltd.

Signature	/s/ Bryan Hansel

Name	Bryan Hansel

Director/authorised signatory

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Schedule 1     Products and Specifications

The products are:

•                  A Supplier MB.800.016.00 traction motor comprising of a motor utilising an interior permanent magnet rotor employing surface mounted rare earth magnets and a water cooled stator with three phase concentrated type windings.

•                  A Supplier MA.524.032.00 gearbox - a single stage fixed ratio gearbox.

•                  A Supplier XB.851.028.00 controller comprising of a water cooled 3-phase inverter, pre-charge and isolating relays, auxiliary inverters and DCDC converters.

•                  The Motor, gearbox and Power controller comprised in the part numbers above (“System”) will be equivalent in form fit and function to the equipment supplied to Smith and under an earlier Smith PO “2/19/2010-268”.

The Specifications for the Products are as set forth in the attached SMITH Drive High Level Specification Ver 03.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Schedule 2     Manufacturing Data Pack

The Manufacturing data pack will contain the following information:

MA.524.032.00 motor gearbox:

Bill of Materials.

Engineering drawings of all manufactured parts.

Purchase specifications or all purchased components.

Process flow diagram showing all stages of manufacture.

Test specifications at each stage of manufacture including pass/fail criteria.

Engineering drawings of tooling components specific to the manufacture of the motor gearbox.

Manufacturing instructions for each stage of manufacturing process.

XB.851.028.00 Controller

Bill of materials

Engineering drawings of all manufactured parts.

Purchase specifications for all purchased components.

In the case of the printed circuit assemblies (PCA) this will include the manufacturing data pack for each PCA which will include:

Component BoM

PCA Gerber files

Pick and place files

Process flow diagram showing all stages of manufacture.

Test specifications at each stage of manufacture including pass/fail criteria.

Software

Image files of the installed software for the XB.851.026.00 controller

PC based controller re-programming tool

PC based parameter programming tool

Within 15 days of the Commencement Date of this Agreement, Supplier agrees to provide Customer access of the current Product BOM and supplier base of the Products, Smith agrees to not contact Supplier’s supply chain without first securing Supplier’s consent.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Schedule 3     Prices

Product Pricing and delivery schedule

1.                                      For the first [***] Products supplied by the Supplier [***] each as per the Suppliers quotation “Q846 Proposal 20101107 1559pdf” (Exhibit 1). These Products will be supplied at a rate of [***] per week on the basis set out in the quotation referenced to in clause 3.4 of this agreement.

2.                                      The Customer and the Supplier agree to the following per Unit transfer price for the [***] Units to be manufactured by the Supplier and delivered to the Customer:

•                  First [***] Units -[***]

•                  Second [***] Units - [***]

The Customer agrees to the following payment schedule, at the per Unit transfer price noted above, for the [***] Units to be manufactured by the Supplier and delivered to the Customer:

•      A total of [***] upon completion of [***] Units ([***] Units per week), payable in weekly increments based on the number of Units shipped.

•      A total of [***] upon completion of second [***] Units ([***] Units per week), payable in weekly increments based on the number of Units shipped.

3.                                      In the event there is a material change ([***] or greater) in material component costs, the per Product price will adjusted by the material change and the payment schedule above will correspondently be adjusted for outstanding payments.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Schedule 4     Royalties and Fees

1.                                      The Customer will pay a Royalty to the Supplier on each End Product, for which Royalties are due, as defined in section 12.2 at the following rates:

1.1	Products	[***]	[***]	per Product;
1.2	Products	[***]	[***]	per Product;
1.3	Products	[***]	[***]	per Product;
1.4	Products	[***]	[***]	per Product; and
1.5	Products	[***] plus	[***]	per Product.

2.                                      The above Royalty payments are based upon the UK Consumer Pricing Index (CPI) as at 1st January 2011. The Royalty payments will be increased on 1st January of each year of this agreement to take into account any increase in the CPI over the preceding 12 months.

3.                                      In the event the Supplier Accepts Options, as set forth in clause 17 of this agreement, the Royalties in 1.1 and 1.2 of this Schedule 4 shall be reduced to [***] per Product (plus indexation as appropriate). For the avoidance of doubt this reduction shall not be applied on a retrospective basis. In the event the Supplier Voids Options, as set forth in clause 17 of this agreement, the Royalties in 1.1 and 1.2 of this Schedule 4 shall remain unchanged.

4.                                      The Customer agrees to pay the sum of [***] to the Supplier in consideration for the license granted by the Supplier to the Customer under clause 7.1 of this agreement. It is agreed that the payment schedule for this license fee will be as follows:

•	[***]	- upon signing of this agreement; and
•	[***]	- 5 weeks after the signing of this agreement.
•	[***]	- 10 weeks after the signing of this agreement.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Schedule 5 - Warrantee Process

See attached, Warranty Process Flow.

***Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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